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                                                                    Exhibit 10.1


HSBC LOGO



CONFIDENTIAL
Concord Camera HK Ltd
14/F ADP Pentagon Centre
98 Texaco Road
Tsuen Wan
NEW TERRITORIES                                                   11 July 2006

Attn: Mr Paul Wong

Dear Sirs

BANKING FACILITIES
A/C NO. 500-166012

With reference to the recent discussion, we are pleased to advise that we have reviewed your banking facilities and offer a renewal within the following limits. These facilities are subject to review at any time and, in any event by 15 June 2007, and also subject to our overriding right of suspension, withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.

                                                        Limit

Import Facilities                                       USD7,700,000.-

Documentary Credits to your suppliers and Import
Loan Facilities in either HK Dollars or Foreign
Currency for up to 120 days, less any
usance/credit periods granted by your suppliers

within which                                            (USD7,700,000.-)
Goods under your control and/or Trust Receipts

We may, at our sole and absolute discretion, refuse to allow drawings under the facilities if the transaction in question does not meet our operational requirements in respect of these facilities.

Interest on import loans will continue to be charged on a daily basis as follows and payable monthly in arrears to the debit of your account:-

HK Dollar        :         1.75% over HIBOR on import loans
Foreign currency :         1.75% over SIBOR or 1% below our standard Trade
                           Finance Rates as published by us

Interest at the above-mentioned rates over HIBOR (Hong Kong Interbank Offered
Rate) and SIBOR (Singapore Interbank Offered Rate) are subject to fluctuation at our discretion and payable at the end of each interest period to the debit of your account.


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Concord Camera HK Ltd                                              11 July 2006
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                                                                  Limit

Guarantee                                                         EUR380,000.-

For issuance of a EUR380,000.- open-ended guarantee in favour of Rabobank

Commission on the above guarantee facility will continue to be charged at 1.25% per annum on the amount of guarantee issued/renewed, which is subject to change at the Bank's discretion.

Please note the full amount of the commission will be payable in advance on a yearly basis to the debit of your current account with us notwithstanding subsequent return/cancellation of the guarantee issued/renewed prior to expiry.

The commission rate specified above will apply to the guarantee issued/renewed on your behalf notwithstanding that a different rate may have been specified in any Counter-Indemnity issued by you in our favour prior to the date of this letter in respect of such guarantee and it is agreed that the rate specified above will apply with effect from the issue/renewal of such guarantee or otherwise as indicated above. All other terms of any such Counter-Indemnity remain unchanged.

Default Interest

Please note that interest will be payable on sums which are overdue, drawings which are in excess of agreed limits and amounts demanded and not paid, at the maximum rate stipulated in the Bank's Tariff which is accessible at http://www.hsbc.com.hk/hk/commercial/tool/pdf/c_tariff.pdf. The Bank will provide you with a hard copy of the Tariff at your request. Interest at the applicable rate will be payable monthly in arrears to the debit of your current account.

Accrual of Interest and Other Sums

Please note that interest and other sums expressed to be chargeable or payable on a periodic basis will nonetheless accrue from day to day and amounts so accrued may be demanded at any time.


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Concord Camera HK Ltd                                              11 July 2006
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Security

As security for the foregoing facilities, we continue to hold:-

1. A charge over your deposit for USD2,000,000.- or its equivalent in other foreign currencies placed with us and is supported by the Registered "Security Over Deposit" dated 8 November 2005 together with Board Resolution dated 11 October 2005.

         In the event of the value of the foreign currency deposit charged to us falling below the required level and upon our request, you should immediately pledge to us additional security acceptable to us to bring the value back to the threshold.

2. A charge over your deposit for USD6,200,000.- or its Hong Kong Dollar equivalent placed with us and is supported by the Registered "Security Over Deposit" dated 27 January 2006 together with Board Resolution dated 24 January 2006.

3. A Registered Assignment of DC Proceeds form dated 4 May 2001 together with the minutes of meeting dated 28 August 2000 executed by your company.

4. A Counter Indemnity dated 5 December 2003 in respect of the above guarantee issued on your behalf (Re: L/G No. 46026).

In the event of the value of the total facilities outstanding exceeds the value of the pledged deposits due to currency fluctuation, you undertake to immediately pledge to us additional security acceptable to us to top-up the security value to fully cover the total facilities outstanding.

As a special condition, Concord Camera HK Ltd is required to submit an aged debtors' listing and inventory summary to our Bank on a quarterly basis.

You will be required for so long as these facilities are available to you to comply with the above covenant/undertaking. Your compliance or otherwise with the above covenant/undertaking will not in any way prejudice or affect our right to suspend, withdraw or make demand in respect of the whole or any part of the facilities made available to you at any time. By signing this letter, you expressly acknowledge that we may suspend, withdraw or make demand for repayment of the whole or any part of the facilities at any time notwithstanding the fact that the above covenant/undertaking is included in this letter and whether or not you are in breach of any such covenant/undertaking.

Please note that all costs and expenses (including legal fees) incurred by us in connection with the extension of these facilities and any matters arising are to be reimbursed by you on demand.

Please arrange for the AUTHORISED SIGNATORIES OF YOUR COMPANY, in accordance with the terms of the mandate given to the bank, to sign and return to us the duplicate copy of this letter to signify your confirmation as to the correctness of the security held, and your continued understanding and acceptance of the terms and conditions under which these revised facilities are granted.

A review fee of HKD8,000.- will be charged to the debit of your current account upon receipt of your acceptance of this facility letter


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Concord Camera HK Ltd                                              11 July 2006
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Unless expressed in writing from you to the contrary, we may provide any information relating to any of your accounts with us and any facilities we may provide to you from time to time or their conduct or any other information concerning your relationship with us to any other company or office which at the relevant time belongs to or is part of the HSBC Group.

Section 83 of the Banking Ordinance

Please note that Section 83 of the Banking Ordinance has imposed on us as a bank certain limitations on advances to persons related to our directors or employees. In acknowledging this facility letter you should advise us whether you are in any way related to any of our directors or employees within the meaning of Section 83 and in the absence of such advice we will assume that you are not so related. We would also ask, should you become so related subsequent to acknowledging this facility letter, that you immediately advise us in writing.

These facilities will remain open for acceptance until the close of business on 1 August 2006 and if not accepted by that date will be deemed to have lapsed.


We are pleased to be of continued assistance.

Yours faithfully


/s/ Terence Li

Terence Li
Senior Vice President

/hc

Encl




                                           For and on behalf of
                                           Concord Camera HK Ltd


                                           /s/ Wong Kim Fai, Paul
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